STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 05/25/2000
001266591 – 3234446

CERTIFICATE OF LIMITED PARTNERSHIP

OF

FORT DUNCAN MEDICAL CENTER, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is Fort Duncan Medical Center, L.P.

II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

Fort Duncan Medical Center, Inc.
367 South Gulph Road
King of Prussia, Pennsylvania 19406

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Fort Duncan Medical Center, L.P., as of this 25th day of May, 2000.

By: ______________________________
Bruce R. Gilbert, Secretary,
Fort Duncan Medical Center, Inc., as General Partner